UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)    August 23, 2005
ProCentury Corporation

(Exact name of registrant as specified in its charter)

Ohio	000-50641	31-1718622

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Cleveland Avenue, Westerville, Ohio	43082

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code    614-895-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 23, 2005, ProCentury Corporation (the “Company”) received a notice from the Nasdaq Listing Qualifications Department that it is not in compliance with the continued listing requirements of NASD Marketplace Rule 4310(c)(14) because it did not file its Form 10-Q for the quarter ended June 30, 2005 (the “Form 10-Q”) in a timely manner. Rule 4310(c)(14) requires that a listed company file with Nasdaq all reports and other documents filed or required to be filed with the Securities and Exchange Commission and the delisting notification is standard procedure when a company fails to complete a required filing in a timely manner. The Company’s delay in filing its Form 10-Q is the only listing deficiency cited in the notice. As of the opening of business on August 25, 2005, an “E” will be appended to the Company’s trading symbol, “PROS,” to reflect its noncompliance with Rule 4310(c)(14).
Pursuant to applicable NASD Marketplace Rules, the Company expects to request a hearing to review Nasdaq’s determination before the Nasdaq Listing Qualifications Panel (the “Panel”) and the request will stay the delisting of the Company’s common shares pending the hearing and a determination by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing.
The Company issued a press release in connection with the notification on August 24, 2005, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
          99.1 Press Release, dated August 24, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProCentury Corporation
Date: August 24, 2005	By:	/s/ Charles D. Hamm, Jr.

Charles D. Hamm, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX
     99.1    Press Release, dated August 24, 2005.